Exhibit 3(xxii)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ PURCHASING COMPANY” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF AUGUST, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FRITECO, INC.” TO “ORE-IDA VENDED PRODUCTS, INC.”, FILED THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1987, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF APRIL, A.D. 1988, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ORE-IDA VENDED PRODUCTS, INC.” TO “HEINZ PURCHASING COMPANY”, FILED THE FIFTH DAY OF AUGUST, A.D. 2008, AT 3:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HEINZ PURCHASING COMPANY”.

	Jeffrey W. Bullock, Secretary of State
2069015 8100H	AUTHENTICATION:	0465792
130679749	DATE:	05-29-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF OWNERSHIP AND MERGER Under Section 253 of the Delaware General Corporation Law

The undersigned, being the Chairman of the Board of Directors and the Assistant Secretary of Friteco, Inc., a Delaware corporation (“Friteco Delaware”), do hereby certify:

1. Friteco, Inc., a Virginia corporation (“Friteco Virginia”), owns all of the outstanding shares of stock of Friteco Delaware. Friteco Virginia and Friteco Delaware intend to merge, with Friteco Delaware to be the surviving corporation of the merger.

2. On August 16, 1985, the Board of Directors of Friteco Delaware adopted the following resolution:

RESOLVED, that the Corporation and its parent corporation, Friteco, Inc., a Virginia corporation, be merged, with the Corporation being the surviving corporation after the merger and the Corporation assuming all of the obligations of its parent corporation, and that the Corporation issues shares of its common stock pro rata to the holders of stock of the parent corporation upon surrender of their certificates for such stock of the parent corporation.

3. The proposed merger was approved by holders of a majority of the outstanding stock of Friteco Virginia entitled to vote thereon at a meeting thereof held on September 18, 1985 which was duly called and held after twenty days’ notice of the purpose of the meeting mailed to each stockholder of Friteco Virginia at his address as it appeared on the records of Friteco Virginia.

IN WITNESS WHEREOF, we have hereunto executed this Certificate and do affirm the foregoing as true under the penalties of perjury this 13th day of December, 1985.

Douglas W. Hawes
Chairman of the Board of Directors
Friteco, Inc.

Conor D. Reilly
Assistant Secretary
Friteco, Inc.

Certificate of Ownership of the “FRITECO, INC.”,

a corporation organized and existing under the laws of the State of Delaware, merging “FRITECO, INC.”,

a corporation organized and existing under the laws of the State of Virginia, pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the seventeenth day of December, A.D. 1985, at 9 o’clock A.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF FRITECO, INC.

Friteco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

FIRST: That the board of directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation of said corporation:

RESOLVED, that the certificate of incorporation of the corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is: Ore-Ida Vended Products, Inc.”

BE IT FURTHER RESOLVED, that the certificate of incorporation of the corporation be amended by changing Article thereof numbered “SECOND” so that, as amended, said Article shall be and read as follows:

“SECOND: The registered office of the corporation is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and The Corporation Trust Company shall be and is hereby appointed registered agent of the corporation at the aforesaid address.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the state of Delaware, and said written consent was filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of Title 8 of the Delaware Code of 1953.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Gerald D. Herrick, its president, and John G. Mueller, its assistant secretary, this 17th day of September, 1987.

By:		,	President

Gerald D. Herrick

By:		,	Assistant Secretary

John G. Mueller

Attest:		,	Assistant Secretary

John G. Mueller

0633G

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ORE-IDA VENDED PRODUCTS, INC.

Ore-Ida Vended Products, Inc., a corporation organized and existing tinder and by virtue of the General Corporation Law of the State of Delaware, certifies as follows:

FIRST: That the board of directors of said corporation, by unanimous written consent filed with the corporation in accordance with §141(f) of the General Corporation Law of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing Article FOURTH so that, as amended. Article FOURTH shall be and read as follows:

FOURTH: The corporation shall be authorized to issue the following shares:

Class	No. of Shares	Par Value per Share
Common	1000	$1.00

FURTHER RESOLVED, that each 1,656.345 shares of Common Stock, par value $.01 per share, of the corporation issued and outstanding immediately before the time this amendment becomes effective be, and they hereby are, automatically reclassified and changed into one fully-paid and non-assessable share of Common Stock, par value $1.00 per share, of the corporation, effective at the close of business on the date of filing and recording of a Certificate of Amendment relating to this amendment in accordance with §103 of the General Corporation Law of the State of Delaware.

SECOND: That the sole shareholder of the corporation, by written consent filed with the corporation in accordance with §228 of the General Corporation Law of the State of Delaware, approved this amendment to the Certificate of Incorporation of the corporation.

THIRD: That this amendment was duly adopted in accordance with the applicable provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ore-Ida Vended Products, Inc. has caused Gerald D. Herrick, its president, and F. E. Osborne, its secretary, to sign this Certificate this 29th day of March, 1988.

	By:		, President

Gerald D. Herrick

ATTEST:	By:		, Secretary

F. E. Osborne

State of Idaho	)
	)	ss.
County of Ada	)

On this 29th day of March in the year 1988, before me, Alicia Williams a Notary Public, personally appeared Gerald D. Herrick and F. E. Osborne, known or identified to me to be the president and secretary, respectively, of the corporation that executed the above instrument, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 29th day of March 1988.

Notary Public
My Comm. Expires 5-23-88

(Seal)

0404E

CERTIFICATE OF INCORPORATION OF Friteco, Inc.

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is: Friteco, Inc.

SECOND: The registered office of the corporation is to be located at: c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The corporation shall be authorized to issue the following shares:

Class	No. of Shares	Par Value

COMMON	4,000,000	$.01

FIFTH: The name and address of the incorporator are as follows:

Name	Address

Conor D. Reilly	520 Madison Avenue, N.Y., N.Y. 10022

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have the power, without the assent or vote of the stockholders:

(a) to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

(b) to determine from time to time whether, and to what times and places, and under what conditions, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to the Inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as say be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

SEVENTH: The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for this corporation under the provisions of Section 291 of Title 3 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case nay be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 12th day of August, 1985.

Conor D. Reilly, Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 04:16 PM 08/05/2008 FILED 03:50 PM 08/05/2008 SRV 080847844 – 2069015 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF ORE-IDA VENDED PRODUCTS, INC.

Ore-Ida Vended Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the certificates of incorporation of the corporation be amended by changing Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is: Heinz Purchasing Company.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and said written consent was filed with the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ore-Ida Vended Products, Inc. has caused David C. Moran, its President, and Rene D. Biedzinski, its Secretary, to sign this Certificate this 31st day of July, 2008.

By:

David C. Moran
President

By:

Rene D. Biedzinski
Secretary

41524-1

0000000300-018

07/31/2008

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF ORE-IDA VENDED PRODUCTS, INC.

Ore-Ida Vended Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the certificates of incorporation of the corporation be amended by changing Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is: Heinz Purchasing Company.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and said written consent was filed with the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ore-Ida Vended Products, Inc. has caused David C. Moran, its President, and Rene D. Biedzinski, its Secretary, to sign this Certificate this 31st day of July, 2008.

By:

David C. Moran
President

By:

Rene D. Biedzinski
Secretary

41524-1

0000000300-018

07/31/2008